UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

I-ON DIGITAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1244 N. Stone St. Unit #3, Chicago, IL 60610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 440-2278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 15, 2024, I-ON Digital Corp. (the “Company”) issued a press release announcing it will not be able to file its Annual Report on Form 10-K by the deadline required by Rule 12b-25 under the Securities Exchange Act of 1934, as amended, and indicating that it expected to file the Annual Report on Form 10-K within approximately one week. The Company has been unable to complete the Annual Report on Form 10-K and is working diligently to complete and file it within the next 5-7 days.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2024	I-ON DIGITAL CORP.

	By:	/s/ Carlos X. Montoya
	Name:	Carlos X. Montoya
	Title:	President